[LETTERHEAD OF TROOP STEUBER PASICH REDDICK & TOBEY, LLP]


October 29, 1999




Film Roman, Inc.
12020 Chandler Boulevard, Suite 200
North Hollywood, CA  91607

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Film Roman, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 100,000 shares of Common Stock (the "Shares"), of the Company issuable pursuant to the Company's Non Employee Directors Stock Option Plan (the "Plan").

         We are of the opinion that the Shares have been duly authorized and, upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                            Respectfully submitted,

                                            /s/ Troop Steuber Pasich
                                                   Reddick & Tobey, LLP

                                            TROOP STEUBER PASICH
                                            REDDICK & TOBEY, LLP